Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Stockholders of Citizens South Banking Corporation

We have audited the accompanying statement of assets acquired and liabilities assumed by Citizens South Banking Corporation and subsidiaries (the “Company”) pursuant to the Purchase and Assumption Agreement, dated March 19, 2010, executed by the Company with the Federal Deposit Insurance Corporation. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed by Citizens South Banking Corporation pursuant to the Purchase and Assumption Agreement dated March 19, 2010, is fairly presented, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

Gastonia, North Carolina

May 17, 2010

Statement of Assets Acquired and Liabilities Assumed

March 19, 2010

Assets
Cash and cash equivalents	$79,221,031
Federal funds sold	15,837,280
Investment securities	22,308,696
Federal Home Loan Bank stock	2,248,000
Loans	183,206,518
FDIC indemnification asset	36,301,489
Other real estate owned	1,075,882
Core deposit intangible	1,636,675
Vehicles and equipment, net	208,112
Accrued interest receivable	1,179,196
Other assets	106,356

Total assets acquired	$343,329,235

Liabilities
Deposits	$292,219,376
Borrowed money	31,582,930
Deferred tax liability	7,222,359
Other liabilities	793,830

Total liabilities	$331,818,495

Net assets acquired	$11,510,740

Notes to Statement of Assets Acquired and Liabilities Assumed

NOTE 1 — BASIS OF PRESENTATION

Citizens South Bank (referred to herein as “Citizens South” or the “Bank”), which was chartered in 1904, is a federally chartered savings bank headquartered in Gastonia, North Carolina. All of the stock for the Bank is owned by Citizens South Banking Corporation (referred to herein as the “Company”) which was incorporated in Delaware on March 19, 1998, for the purpose of acting as the holding company for the Bank. The Bank is the Company’s principal asset. The shares of the Company’s common stock trade on the Nasdaq Global Market under the ticker symbol “CSBC”.

The accounting and reporting policies of the Company are in conformity with accounting principles generally accepted in the United States of America. As described in Note 2 – FDIC-Assisted Acquisition, Citizens South acquired substantially all assets and assumed substantially all liabilities of the former Bank of Hiawassee (referred to herein as “BOH”) in an FDIC-assisted acquisition (the “BOH Acquisition”) on March 19, 2010. The acquisition of the net assets of BOH constitutes a business acquisition as defined by the Business Combinations topic (ASC 805). The Business Combinations topic establishes principles and requirements for how the acquirer of a business recognizes and measures in its financials statements the identifiable assets acquired and the liabilities assumed. Accordingly, the estimated fair values of the acquired assets, including the FDIC indemnification asset and identifiable intangible assets, and the assumed liabilities in the BOH Acquisition were measured and recorded at the March 19, 2010, acquisition date.

Fair Value of Assets Acquired and Liabilities Assumed

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability. In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed.

Cash and cash equivalents

The carrying amounts approximate fair values due to the short-term nature of these instruments.

Investment securities and Federal Home Loan Bank Stock

The fair value for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. In the absence of observable inputs, fair value is estimated based on pricing models and/or discounted cash flow methodologies. The fair value of acquired Federal Home Loan Bank (“FHLB”) stock was estimated to be its redemption value. The FHLB requires member banks to purchase its stock as a condition of membership and the amount of FHLB stock owned varies based on the level of FHLB advances outstanding. This stock is generally redeemable and is presented at the redemption value.

Loans

We refer to the loans acquired in the BOH Acquisition as “covered loans” as we will be reimbursed for a substantial portion of any future losses on them under the terms of the FDIC shared-loss agreements. At the March 19, 2010, acquisition date, we estimated the fair value of the BOH Acquisition loan portfolio subject to the FDIC shared-loss agreement at $183.2 million, which represents the discounted expected cash flows from the portfolio. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments and (b) estimated the amount and timing of undiscounted expected principal and interest payments. The amount by which the undiscounted expected cash flows exceed the estimated fair value is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the credit risk in the BOH Acquisition loan portfolio at the acquisition date. In calculating expected cash flows, management made several assumptions regarding prepayments, collateral cash flows, the timing of defaults, and the loss severity of defaults. Other factors that market participants expect were considered in determining the fair value of acquired loans included loan pool level estimated cash flows, type of loan and related collateral, risk classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates.

FDIC indemnification asset

The FDIC indemnification asset is measured separately from each of the covered loan categories, as it is not contractually embedded in any of the covered loan categories. For example, the FDIC indemnification asset related to estimated future loan losses is not transferable should the Bank sell a loan prior to foreclosure or maturity. The $36.3 million fair value of the FDIC indemnification asset represents the present value of the estimated cash payments expected to be received from the FDIC for future losses on covered loans based on the credit adjustment estimated for each covered loan pool and the loss sharing percentages. The estimated gross cash flows associated with this asset are $37.8 million. These cash flows were then discounted at a rate of 3.7% to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC. The ultimate collectability of the FDIC indemnification asset is dependent upon the performance of the underlying covered loans, the passage of time and claims paid by the FDIC.

Other real estate owned

Other real estate owned is presented at its estimated fair value and is not subject to the FDIC loss-sharing agreements. The fair values were based mostly on recent sales, best price offerings and appraisals prepared by qualified independent third party appraisers.

Core deposit intangible

The estimated fair value of the core deposit intangible asset was based on a valuation prepared by an independent third party. In determining the estimated life and valuation, core deposits, which excluded brokered and internet time deposits, were analyzed based on factors such as type of deposit, deposit retention, interest rates, and age of the deposit relationships. Based on this valuation, the core deposit intangible asset will be amortized over the projected useful lives of the related deposits on an accelerated basis over eight years.

Deposit liabilities

The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow method that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities of such time deposits.

Borrowings

The fair value for FHLB advances is estimated using a discounted cash flow method based on the current market rates for comparable FHLB advances.

Deferred taxes

Deferred income taxes relate to the differences between the financial statement and tax basis of assets acquired and liabilities assumed in this transaction. Deferred taxes are reported based upon the principles in FASB Topic 740: Income Taxes, and are calculated based on the estimated federal and state income tax rates currently in effect for the Bank, which is consistent with market participant expectations.

Use of Estimates

Management of the Bank made a number of significant estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the statement of assets acquired and liabilities assumed. Management exercised significant judgment regarding assumptions about market participant expectations regarding discount rates, future expected cash flows including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of the fair values of the net assets acquired in the BOH Acquisition. Actual results could differ from those estimates. Others provided with the same information could draw different reasonable conclusions and calculate different fair values. Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition, and deposit attrition.

NOTE 2 — FDIC-ASSISTED ACQUISITION

On March 19, 2010, the Bank acquired certain assets and assumed certain liabilities of Bank of Hiawassee from the Federal Deposit Insurance Corporation (“FDIC”) in an FDIC-assisted transaction. As part of the Purchase and Assumption Agreement, the Bank and the FDIC entered into two shared-loss agreements, whereby the FDIC will cover a substantial portion of any future losses on loans (and related unfunded loan commitments) and accrued interest on loans for up to 90 days. We refer to the acquired loans subject to the shared-loss agreements collectively as “covered loans.” Under the terms of the our shared-loss agreements, the FDIC will absorb 80% of losses and share in 80% of loss recoveries on the first $102 million on covered loans and absorb 95% of losses and share in 95% of loss recoveries exceeding $102 million. The shared-loss agreement for single family residential mortgage loans is in effect for 10 years and the loss-share agreement for all other loans is in effect for 5 years from the March 19, 2010 acquisition date and the loss recovery provisions are in effect for 10 years and 8 years, respectively, from the acquisition date. In the BOH acquisition the Bank acquired $183.2 million in loans at fair value, $79.2 million of cash and cash equivalents, $15.8 million of federal funds sold, $22.3 million in investment securities, $1.1 million of other real estate owned, $2.2 million of FHLB stock and $1.5 million of other assets of Bank of Hiawassee from the FDIC. The Bank also assumed liabilities with fair values of $292.2 million of deposits and $31.6 million in FHLB advances of Bank of Hiawassee from the FDIC.

Bank of Hiawassee was a full-service commercial bank headquartered in Hiawassee, Georgia that operated five branch locations in the Northern Georgia region. We made this acquisition to enter into a new market outside the Charlotte, North Carolina region and to allow us to expand our geographic footprint. The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting (formerly the purchase method). The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the March 19, 2010 acquisition date. The application of the acquisition method of accounting resulted in a net after-tax gain of $11.5 million. A summary of the net assets received from the FDIC and the estimated fair value adjustments resulting in the net gain are as follows:

March 19, 2010
(In thousands)

Bank of Hiawassee’s cost basis net assets on March 19, 2010	$(35,251)
Cash payment from the FDIC	66,400
Fair value adjustments:
Loans	(46,701)
Core deposit intangible	1,637
FDIC loss-share receivable	36,301
Other real estate owned	(83)
Time deposits	(768)
Federal Home Loan Bank advances	(1,583)
Deferred tax liability	(7,222)
Other liabilities	(1,219)

Net after-tax gain from BOH Acquisition	$11,511

The net gain represents the excess of the estimated fair value of the assets acquired over the estimated fair value of the liabilities assumed and is influenced significantly by the FDIC-assisted transaction process. Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer’s bid, the FDIC may be required to make a cash payment to the acquirer.

NOTE 3 — INVESTMENT SECURITIES AND FHLB STOCK

The Bank acquired $22.3 million of investment securities at estimated fair market value in the BOH Acquisition. The acquired securities were predominantly U.S. Government agency and U.S. Government sponsored enterprise debt securities, U.S. Government sponsored enterprise mortgage-backed securities and municipal securities. The Bank also acquired $2.2 million in Federal Home Loan Bank (“FHLB”) Stock. The fair value of investment securities acquired is as follows:

March 19, 2010
(In thousands)

U.S. Government agency and sponsored enterprise debt securities	$6,153
U.S. Government agency and sponsored enterprise mortgage-backed securities	11,449
Corporate debt securities	751
Municipal securities	3,956

Total investment securities	$22,309

Advances from the FHLB are secured in part by a portion of these securities at March 19, 2010. See Note 6—Borrowings. Investment securities have contractual terms to maturity and require periodic payments to reduce principal. In addition, expected maturities may differ from contractual maturities because obligors and/or issuers may have the right to call or prepay obligations with or without call or prepayment penalties. The estimated fair value of investment securities at March 19, 2010, is shown below by contractual maturity.

Fair Value
(In thousands)

Due within one year	$250
Due after one through five years	3,924
Due after five through ten years	3,698
Due after ten years	14,437

Total investment securities	$22,309

NOTE 4 — LOANS COVERED BY LOSS SHARING

The book value of the various types of loans covered by loss sharing at March 19, 2010 is as follows:

	March 19, 2010
	Amount	% of Loans
	(Dollars in thousands)
Real estate loans:
Residential single family	$67,158	29%
Residential multi-family	7,934	4%
Commercial and industrial real estate	124,713	54%
Construction	4,974	2%

Total real estate loans	204,819	89%
Other loans:
Commercial business	17,359	8%
Other consumer	7,730	3%

Total other loans	25,089	11%

Loans covered by loss sharing	$229,908	100%

We refer to the loans acquired in the BOH Acquisition as “covered loans” as we will be reimbursed for a substantial portion of any future losses on them under the terms of the FDIC shared-loss agreement. At the March 19, 2010 acquisition date, we estimated the fair value of the Bank of Hiawassee’s loan portfolio subject to the shared-loss agreement at $183.2 million which represents the expected cash flows from the portfolio. In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments and (b) estimated the amount and timing of undiscounted expected principal and interest payments. The amount by which the undiscounted expected cash flows exceed the estimated fair value is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the credit risk in the Bank of Hiawassee’s loan portfolio at the acquisition date. At March 19, 2010, credit-impaired loans totaled $15.6 million which represented unpaid balances of $29.2 million reduced by a discount of $13.6 million resulting from acquisition date fair value adjustments. The non-credit-impaired other loans totaled $167.6 million which represented unpaid balances of $200.7 million reduced by a discount of $33.1 million resulting from acquisition date fair value adjustments. The Bank evaluated the loans acquired for impairment in accordance with the provisions of FASB Topic 310-30: Loans and Debt Securities Acquired with Deteriorated Credit Quality. Credit-impaired loans are those loans showing evidence of credit deterioration since origination and it is probable, at the date of acquisition, that the Bank will not collect all contractually required principal and interest payments. Generally, the acquired loans that meet the Bank’s definition for nonaccrual status fall within the definition of credit-impaired covered loans. The loans acquired in the BOH Acquisition are and will continue to be subject to the Bank’s internal and external credit review. As a result, if credit deterioration is noted subsequent to the March 19, 2010, acquisition date, such deterioration will be measured through our loss reserving methodology and a provision for credit losses will be charged to earnings with a partially offsetting noninterest income item reflecting the increase to the FDIC shared-loss receivable for covered loans.

NOTE 5 — DEPOSITS

Deposit liabilities assumed are composed of the following at March 19, 2010:

	March 19, 2010
	Amount	Rate
	(Dollars in thousands)

Non-interest bearing	$23,341	—
Interest checking	42,705	0.80%
Money market	23,367	1.11%
Savings	5,996	0.10%
Time deposits:
Less than $100,000	98,317	2.33%
$100,000 or greater	97,725	2.34%
Time deposits fair value adjustment	768

Total deposits	$292,219

At March 19, 2010, scheduled maturities of time deposits were as follows:

Year	March 19, 2010
(In thousands)

2010	$127,599
2011	46,746
2012	7,698
2013	1,905
2014 & thereafter	12,094

Total	$196,042

We recorded a $1.6 million core deposit intangible with an estimated eight-year life. The estimated amortization expense for the remainder of 2010 and for the subsequent five years is as follows:

Year	Estimated Amortization Expense
(In thousands)

2010	$273
2011	330
2012	284
2013	239
2014	193
2015 & thereafter	318

Total	$1,637

NOTE 6 — BORROWINGS

The FHLB advances acquired at March 19, 2010, are both term and callable advances and were secured by a blanket lien on eligible loans plus securities. The callable advances allow the FHLB, at their option, to terminate the advances at quarterly intervals beyond the advance dates. The amount of callable advances at March 19, 2010, was $21.0 million. While the FHLB may call the advances to be repaid for any reason, they are likely to be called if market rates are higher than the advances’ stated rates on the call dates. We may repay the advances at any time with a prepayment penalty, a significant portion of which is included in the fair value adjustment. The following table summarizes the FHLB advances outstanding and weighted average interest rate at March 19, 2010:

Year of Maturity	Amount	Rate
	(Dollars in thousands)

2010	$2,000	3.50%
2011	8,000	3.43%
2012	3,500	3.80%
2013	4,000	4.46%
2014	5,000	3.13%
2015 and thereafter	7,500	2.96%

Total	30,000
Fair value adjustment	1,583

Total	$31,583

NOTE 7 — DEFERRED INCOME TAXES

The deferred tax liability of $7.2 million as of March 19, 2010, is related to the differences between the financial statement and tax basis of assets acquired and liabilities assumed in this transaction. For income tax purposes, the BOH Acquisition will be accounted for as an asset purchase and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and related regulations.

NOTE 8 — SUBSEQUENT EVENTS

Subsequent events are events and transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. The effects of subsequent events and transactions are recognized in the financial statements when they provide additional evidence about conditions that existed at the balance sheet date. We have evaluated events and transactions occurring subsequent to March 19, 2010, through the date of filing of this report. The Bank experienced some minor attrition in its deposit base after March 19, 2010. Total deposits decreased from $291.5 million (excluding fair value adjustments) as of March 19, 2010, to $258.7 million at March 31, 2010. Such an evaluation resulted in no material adjustments to the accompanying financial statement.